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                          AGREEMENT AND PLAN OF MERGER


                                     BETWEEN


                            AVANA MERGER SUB I, INC.

                             GRACE DEVELOPMENT, INC.

                                WEB WIZARD, INC.


                                       AND


                              O. E. "RANDY" RAY and
                                 JOHN CAVANAUGH

                                   DATED AS OF

                                JANUARY 20, 2000



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                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger entered into as of January 20, 2000, by and between Avana Acquisition Sub, Inc., a Georgia corporation (the "Merger Sub"), Grace Development, Inc., a Colorado corporation and indirect parent corporation of Merger Sub ("Grace"), Web Wizard, Inc., a Delaware corporation (the "Company"), O.E. "Randy" Ray, an individual resident of the State of Florida ("Ray") and John Cavanaugh, and individual resident of the State of Minnesota ("Cavanaugh", and together with Ray, the "Stockholders"). Merger Sub, Grace, the Company, Ray and Cavanaugh are referred to collectively herein as the "Parties."

         This Agreement contemplates a merger (the "Merger") of Merger Sub with and into the Company upon the terms and conditions contemplated herein and in accordance with the Business Corporation Code of the State of Georgia (the "GBCC") and the General Corporation Law of the State of Delaware (the "GCLD"), in consideration for which the Stockholders will receive shares of the common stock, no par value (the "Common Stock") of Grace.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.       Definitions.

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "Adverse consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

         "Applicable Rate" means the corporate base rate of interest announced from time to time by Bank of America.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Certificate" has the meaning set forth in Section 3(d).

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         "Certificate of Merger" has the meaning set forth in Section 2(f).

         "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "Closing" has the meaning set forth in Section 2(g) below.

         "Closing Date" has the meaning set forth in Section 2(g) below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" has the meaning set forth in the preface above.

         "Company" has the meaning set forth in the preface above, and, for the purposes of the representations and warranties contained in Section 4 of this Agreement, shall mean and include any Subsidiary or predecessor of the Company.

         "Confidential Information" means any information concerning the businesses and affairs of the Company and its predecessor that is not already generally available to the public.

         "Controlled Group of Corporations" has the meaning set forth in Code
Section 1563.

         "Deferred Intercompany Transaction" has the meaning set forth in Treas. Reg. Section 1.1502-13.

         "Disclosure Schedule" has the meaning set forth in Section 4 below.

         "Effective Time" has the meaning set forth in Section 2(f).

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

         "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and

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all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" means Rogers & Hardin, LLP.

         "Escrow Agreement" means the agreement so entitled, the form of which is attached hereto as Exhibit D.

         "Escrow Shares" has the meaning set forth in Section 3(a) below.

         "Excess Loss Account" has the meaning set forth in Treas. Reg. Section 1.1502-19.

         "Extremely Hazardous Substance" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

         "Fair Market Value" means, with respect to the Common Stock, the closing price of the Common Stock on the securities exchange having the greatest trading volume on a given trading day, or, if there have been no sales on a particular trading day, the average of the last reported bid and asked quotations on such exchange at the close of business for such trading day.

         "Fiduciary" has the meaning set forth in ERISA Section 3(21).

         "Financial Statement" has the meaning set forth in Section 4(g) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "GBCC" has the meaning set forth in the preface above.

         "GCLD" has the meaning set forth in the preface above.

         "Grace" has the meaning set forth in the preface above.

         "Indemnified Party" has the meaning set forth in Section 11(d) below.

         "Indemnifying Party" has the meaning set forth in Section 11(d) below.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent


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applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Investment Letter" means the letter delivered by each the Stockholder to Grace in respect of receipt of any of the Merger Consideration, the form of which is attached hereto as Exhibit E.

         "Knowledge" means actual knowledge after reasonable investigation.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Merger" has the meaning set forth in the preface above.

         "Merger Sub" has the meaning set forth in the preface above.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in Section 4(g) below.

         "Most Recent Fiscal Month End" has the meaning set forth in Section 4(g) below.

         "Most Recent Fiscal Year End" has the meaning set forth in Section 4(g) below.

         "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.



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         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

         "Reportable Event" has the meaning set forth in ERISA Section 4043.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Subsidiary" means any corporation or other business entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or membership interests or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors, or amend the organizational and governing documents of such entity.

         "Stockholders" has the meaning set forth in the preface above.

         "Surviving Corporation" has the meaning set forth in Section 2(a) below.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in Section 11(d) below.



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2.       The Merger.

         (a) Surviving Corporation. On and subject to the terms and conditions of this Agreement and the GBCC and GCLD, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall cease. The Company shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware.

         (b) Certificate of Incorporation. The Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation until thereafter duly amended in accordance with its terms and the GCLD.

         (c) Bylaws. The Bylaws of the Company shall be the bylaws of the Surviving Corporation until thereafter duly amended in accordance with their terms and the GCLD.

         (d) Directors. The directors of the Surviving Corporation shall consist of James M. Blanchard and Scott E. Barber as of the Effective Time and, all of such directors shall hold office until their respective successors are duly elected and qualified.

         (e) Officers. The officers of the Surviving Corporation shall consist of the persons and the offices set forth below as of the Effective Time, such officers to hold office until their respective successors are duly elected and qualified:

                  (i)      James M. Blanchard, President; and

                  (ii)     Vicki Rapson, Secretary.

         (f) Effective Time. The Parties shall cause a certificate of merger meeting the requirements of the GBCC and the GCLD (the "Certificate of Merger") to be properly executed and filed on the Closing Date with the Secretaries of State of the States of Georgia and Delaware, respectively. The Merger shall become effective as of the filing of a properly executed Certificate of Merger. The date and time when the Merger becomes effective is herein referred to as the effective time (the "Effective Time").

         (g) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Rogers & Hardin, LLP, counsel to Grace, in Atlanta, Georgia commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of al conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

3.       Conversion of Shares.



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         (a)      Company Stock. As of the Effective Time, by virtue of the
Merger and any action on the part of any holder thereof:

                  (i) subject to Section 3(b), all of the shares of capital stock of the Company outstanding as of the Effective Time shall be converted into the right to receive the number shares of Common Stock equal to Seven Million Five Hundred Thousand Dollars ($7,500,000.00) divided by the average of the Fair Market Value of one share of Common Stock as of the close of business on the five (5) trading days immediately preceding the Closing Date (the "Merger Consideration"), all of which shares shall be delivered as follows: (A) eighty-percent (80%) of the Merger Consideration shall be delivered to the Stockholders in accordance the allocation set forth in Schedule A attached hereto and (B) twenty percent (20%) of the Merger Consideration shall be delivered to the Escrow Agent pursuant to the terms of the Escrow Agreement (the "Escrow Shares");

                  (ii) each share of the capital stock of the Company issued immediately prior to the Effective Time that is then held in the treasury of the Company shall be cancelled and retired and all rights in respect thereof shall cease to exist, without any conversion thereof or payment of any consideration therefor; and

                  (iii) each warrant, stock option or other right, if any, to purchase shares of the capital stock of the Company issued and outstanding immediately prior to the Effective Time shall be cancelled.

         (b) Fractional Shares. No scrip or fractional shares of Common Stock shall be issued pursuant to this Agreement. If any Stockholder would otherwise have been entitled to a fractional share of common Stock hereunder, such Stockholder shall be entitled, after the later of (i) the Effective Time and (ii) the surrender of a Certificate or Certificates that represent such shares of the capital stock of the Company, to receive from Grace only the number of whole share of Common Stock into which such shares of the capital stock of the Company are convertible.

         (c) Merger Sub Shares. Each share of the common stock, no par value per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger, all of which shares shall be issued to Grace or a wholly-owned subsidiary of Grace, as determined by Grace, and shall thereafter constitute the only outstanding shares of capital stock of the Surviving Corporation.

         (d)      Exchange of the Company Stock.

                  (i) From and after the Effective Time, upon surrender of a certificate or certificates which immediately prior thereto represented outstanding shares of the capital stock of the Company duly endorsed in blank (the "Certificate" or "Certificates"), the Certificate or Certificates so surrendered shall forthwith be canceled, and the Stockholders thereafter shall be entitled to receive the Merger Consideration in accordance with Sections 3(a) and (b) hereof. No portion of the Merger Consideration to be received pursuant to Sections 3(a) and (b) upon exchange of a Certificate may be issued to a person other than the person in whose name the


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Certificate surrendered in exchange therefor is registered. From the Effective
Time until surrender in accordance with the provisions of this Section 3(d), each Certificate shall represent for all purposes only the right to receive the Merger Consideration. Delivery of certificates for the Common Stock in respect of shares of the Company that is made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.

                  (ii) In the case of any lost, mislaid, stolen or destroyed Certificate, a Stockholder may be required, as a condition precedent to delivery to the Stockholder of the Merger Consideration, to deliver to Grace a bond in such reasonable sum or a satisfactory indemnity agreement as Grace may direct as indemnity against any claim that may be made against Grace or the Surviving Corporation with respect to the Certificate alleged to have been lost, mislaid, stolen or destroyed.

                  (iii) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of the capital stock of the Company that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the Merger Consideration.

         (e) Tax-Deferred Reorganization. The Parties shall use their reasonable best efforts to cause the Merger to constitute a tax-deferred reorganization under Code Section 368(a). Grace represents that as of the date hereof, it has no plan or intention to liquidate, merge or cause the Surviving Corporation to sell or otherwise dispose of its assets, or do any other act that would jeopardize the qualification of the Merger contemplated by this Agreement as a tax-deferred reorganization within the meaning of Section 368(a) of the Code. All parties covenant to report on their applicable federal and state tax returns the Merger and the consequences of the Merger consistently with the foregoing.

4. Representations and Warranties of the Company and Stockholders. The Company and the Stockholders, jointly and severally, represent and warrant to Merger Sub and Grace that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

         (a)      Organization of the Company and Subsidiary.

                  (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified to transact business, and is in good standing, as a foreign corporation or branch of a foreign corporation in each jurisdiction where the character of its activities requires such qualification. The Company has heretofore made


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available to Grace accurate and complete copies of its Certificate of
Incorporation and Bylaws, as currently in effect, and its minute books and stock records. The Disclosure Schedule contains a true and correct list of the jurisdictions in which the Company is qualified to do business as a foreign corporation or branch of a foreign corporation.

                  (ii) Each Subsidiary is a corporation or other organization duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite corporate or organizational power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary is duly qualified to transact business, and is in good standing, as a foreign corporation or business entity or branch of a foreign corporation or business entity in each jurisdiction where the character of its activities requires such qualification. The Company has heretofore made available to Grace accurate and complete copies of the certificates of incorporation or organization, and bylaws or other operating or governing agreements, as currently in effect, and the minute books and stock or membership records of the Company. The Disclosure Schedule contains a true and correct list of the jurisdictions in which each Subsidiary is qualified to do business as a foreign corporation or branch of a foreign corporation.

         (b) Authorization of Transaction. The Company has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors and the Stockholders of the Company has duly authorized the execution, delivery, and performance of this Agreement by the Company. This Agreement constitutes the valid and legally binding obligation of each of the Company and the Stockholders, enforceable in accordance with its terms and conditions.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including, without limitation, consummation of the Merger), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company, the Stockholders or any of their respective Subsidiaries or Affiliates is subject or any provision of the Certificate of Incorporation or bylaws of the Company and the charters or bylaws, or organizational documents or operating agreements of its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Company and its Subsidiaries or the Stockholders and their Affiliates is a party or by which it or they are bound or to which any of their respective assets is subject (or result in the imposition of any Security Interest upon any of the Company's assets). None of the Company and its Subsidiaries or the Stockholders and their Affiliates needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including consummation of the Merger), other than the filing of the Certificate of Merger.



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         (d)      Brokers' Fees. Neither the Company nor any Stockholder has any
Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Grace or any of its Affiliates could become liable or obligated. None of the Affiliates of the Company or any Stockholder has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (e) Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet

         (f) Subsidiaries. Section 4(f) of the Disclosure Schedule sets forth for each Subsidiary of the Company (i) its name and jurisdiction of incorporation or organization, (ii) the number of shares of authorized capital stock or membership interests of each class of its capital stock or other equity interest, (iii) the number of issued and outstanding shares of each class of its capital stock or membership or other equity interests, the names of the holders thereof, and the number of shares or interests held by each such holder, and
(iv) the number of shares or interests of its capital stock, membership interests or other equity interest held in treasury. All of the issued and outstanding shares of capital stock or equity interests of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid, and nonassessable. One of the Company and its Subsidiaries holds of record and owns beneficially all of the outstanding shares or equity interests of each Subsidiary of the Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Company or its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock or other equity interest of any of its Subsidiaries or that could require any Subsidiary of the Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock or other equity interest. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company. None of the Company and its Subsidiaries controls directly or indirectly or has any direct or indirect equity interest in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Company.

         (g) Capitalization. The entire authorized capital stock of the Company consists of 1,000 shares, of which 100 shares are issued and outstanding and 0 shares are held in treasury. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Stockholders as set forth in Section 4(g) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock


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appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

         (h) Financial Statements. Attached hereto as Exhibit A are the following financial statements (collectively the "Financial Statements"): (i) unaudited balance sheets and statements of income, changes in the Stockholders' equity, and cash flow as of and for the fiscal year ended December 31, 1998 (the "Most Recent Fiscal Year End") for the Company; and (ii) unaudited consolidated and consolidating balance sheets and statements of income, changes in the Stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the eleven (11) months ended November, 1999 (the "Most Recent Fiscal Month End") for the Company. The Financial Statements (including the Notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company and its Subsidiaries for such periods, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

         (i) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. Without limiting the generality of the foregoing, since that date:

                  (i) the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (ii) the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $5,000 or outside the Ordinary Course of Business;

                  (iii) no party (including the Company or any Stockholder) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $5,000 to which the Company is a party or by which it is bound;

                  (iv) the Company has not imposed any Security Interest upon any of its assets, tangible or intangible;

                  (v) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $5,000 or outside the Ordinary Course of Business;


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                  (vi)     the Company has not made any capital investment in,
any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $5,000 or outside the Ordinary Course of Business;

                  (vii) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $2,000 singly or $5,000 in the aggregate;

                  (viii) the Company has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  (ix) the Company has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $5,000 or outside the Ordinary Course of Business;

                  (x) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (xi) there has been no change made or authorized in the certificate of incorporation, or bylaws of the Company;

                  (xii) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (xiii) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock or membership interests, as the case may be, (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (xiv) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (xv) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xvi) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (xvii) the Company has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xviii) the Company has not adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit
Plan);

                  (xix) the Company has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xx) the Company has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (xxi) the Company has not paid any amount to any third party with respect to any Liability or obligation (including any costs and expenses the Company has incurred or may incur in connection with this Agreement and the transactions contemplated hereby);

                  (xxii) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of the Company or the Stockholders; and

                  (xxiii) neither the Company nor any Stockholder has committed to any of the foregoing.

         (j) Undisclosed Liabilities. The Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         (k) Legal Compliance. The Company and its Affiliates have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         (l)      Tax Matters.

                  (i) The Company has filed all Tax Returns that were required to be filed prior to the date hereof. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security

Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, Stockholder or other third party.

                  (iii) No Stockholder or member or director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which any of the Stockholders (and employees responsible for Tax matters) of the Company has Knowledge based upon personal contact with any agent of such authority.
Section 4(l) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1997, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Grace correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company.

                  (iv) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (v) The unpaid Taxes of the Company (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing their Tax Returns.

                  (vi) None of the Company and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Company and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any Liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (vii) Section 4(l) of the Disclosure Schedule sets forth the following information with respect to the Company as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby):

                           (A)      the basis of the Company in its assets;

                           (B)      the amount of any net operating loss, net
capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company; and

                           (C)      the amount of any deferred gain or loss
allocable to the Company arising out of any Deferred Intercompany Transaction.

         (m)      Real Property.

                  (i)      The Company owns no real property.

                  (ii) Section 4(m)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company. The Company has delivered to Grace correct and complete copies of the leases and subleases listed in Section 4(m)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4(m)(ii) of the Disclosure Schedule:

                           (A)      the lease or sublease is legal, valid,
binding, enforceable, and in full force and effect;

                           (B)      the lease or sublease will continue to be
legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the consummation of the Merger);

                           (C)      the Company is not, nor to the Knowledge of
the Company or the Stockholders, is any other party to the lease or sublease is in breach or default thereof, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D)      the Company has not, nor to the Knowledge of
the Company or the Stockholders, has any other party to the lease or sublease repudiated any provision thereof;

                           (E)      there are no disputes, oral agreements, or
forbearance programs in effect as to the lease or sublease;

                           (F)      with respect to each sublease, the
representations and warranties set forth in subsections (A) through (E) above are, to the Knowledge of the Company or the Stockholders, true and correct with respect to the underlying lease;

                           (G)      the Company has not assigned, transferred,
conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                           (H)      all facilities leased or subleased
thereunder have received all approvals of governmental authorities (including licenses and permits) required of the Company in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                           (I)      all facilities leased or subleased
thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

         (n)      Intellectual property.

                  (i) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Company as presently conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by Grace or the Surviving Corporation on identical terms and conditions immediately subsequent to the Closing hereunder. The Company has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (ii) The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

                  (iii) Section 4(n)(iii) of the Disclosure Schedule identifies each patent or registration (including, without limitation, any state or federal trademark or copyright registration) which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration (including, without limitation, any state or federal trademark or copyright application for registration) which the Company has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Company has delivered to Grace correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to Grace correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4(n)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Company in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 4(n)(iii) of the Disclosure Schedule:

                           (A)      The Company possess all right, title, and
interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                           (B)      the item is not subject to any outstanding
injunction, judgment, order, decree, ruling, or charge;

                           (C)      no action, suit, proceeding, hearing,
investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                           (D)      the Company has never agreed to indemnify
any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (iv) Section 4(n)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission. The Company has delivered to Grace correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4(n)(iv) of the Disclosure Schedule;

                           (A)      the license, sublicense, agreement, or
permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                           (B)      the license, sublicense, agreement, or
permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the consummation of the Merger);

                           (C)      no party to the license, sublicense,
agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D)      no party to the license, sublicense,
agreement, or permission has repudiated any provision thereof;

                           (E)      with respect to each sublicense, the
representations and warranties set forth in subsections (A) through (D) above are, to the Knowledge of the Company and the Stockholders, true and correct with respect to the underlying license;

                           (F)      the underlying item of Intellectual Property
is not, to the Knowledge of the Company and the Stockholders, subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (G)      no action, suit, proceeding, hearing,
investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                           (H)      the Company has not granted any sublicense
or similar right with respect to the license, sublicense, agreement, or permission.

                  (v) To the Knowledge of any of the Stockholders and the managers, directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, the Company will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

         (o) Tangible Assets. The Company owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

         (p) Contracts. Section 4(p) of the Disclosure Schedule lists the following contracts and other agreements to which the Company is a party:

                  (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $2,500 per annum;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Company, or involve consideration in excess of $2,500;

                  (iii) any agreement concerning a partnership or joint venture;

                  (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $1,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (v) any agreement concerning confidentiality or noncompetition;

                  (vi) any agreement involving any of the Stockholders or their Affiliates;

                  (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (viii)   any collective bargaining agreement;

                  (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $30,000 or providing severance benefits;

                  (x)      any agreement under which it has advanced or loaned

any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company; or

                  (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $5,000.

The Company has delivered to Grace a correct and complete copy of each written agreement listed in Section 4(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         (q)      Notes and Accounts Receivable. All notes and accounts

receivable of the Company are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and are reasonably expected to be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

         (r) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

         (s) Insurance. Section 4(s) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time since the commencement of the Company's operations:

                  (i)      the name, address, and telephone number of the agent;

                  (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (iii)    the policy number and the period of coverage;

                  (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); (C) neither the Company nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Company has been covered since the commencement of operations by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4(s) of the Disclosure Schedule describes any self-insurance arrangements operated by the Company.

         (t) Litigation. Section 4(t) of the Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Stockholders and the directors and officers (and employees with responsibility for litigation matters) of the Company, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4(t) of the Disclosure Schedule are reasonably expected to result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. None of the Stockholders and the directors and officers (and employees with responsibility for litigation matters) of the Company has any Basis to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

         (u)      Product Warranty; Y2K

                  (i) Each product or service either manufactured, sold, leased, provided or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No product or service either manufactured, sold, leased, provided or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.
Section 4(u) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the Company (containing applicable guaranty, warranty, and indemnity provisions).

                  (ii) the computer hardware and software systems used for the storage and processing of the Company's data ("Systems") are Millennium Compliant, none of the Systems, operations or business functions will be adversely affected by any third party's failure to be Millennium Complaint, all of the Company's suppliers, customers and third party providers (as such Persons affect the services to be provided to the Company hereunder) are Millennium Compliant, and the Company is taking, or has taken, all necessary and appropriate action to address and remedy any known or reasonably expected deficiencies in the Systems from becoming Millennium Compliant. As used in this Agreement, "Millennium Compliant" shall mean the ability of the Systems to provide the following functions, without human intervention, individually and in combination with other products or systems:

                           (A)      consistently handle date information before,
during and after January 1, 2000, including but not limited to accepting date input, providing date output and performing calculations on dates or portions of dates;

                           (B)      function accurately and without interruption
before, during and after January 1, 2000 (including leap year computations), without any change in operations associated with the advent of a new century;

                           (C)      respond to two-digit date input in a way
that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and

                           (D)      store and provide output of date information
in ways that are unambiguous as to century.

         (v) Product Liability. The Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product or service either manufactured, sold, leased, provided or delivered by the Company.

         (w) Employees. To the Knowledge of any of the Stockholders and the directors and officers (and employees with responsibility for employment matters) of the Company, no executive, key employee, or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company has not committed any unfair labor practice. None of the Stockholders and the directors and officers (and employees with responsibility for employment matters) of the Company has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

         (x)      Employee Benefits.

                  (i) Section 4(x) of the Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which the Company contributes.

                           (A)      Each such Employee Benefit Plan (and each
related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                           (B)      All required reports and descriptions
(including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (C)      All contributions (including all employer
contributions and employee salary reduction contributions) which are required to be paid prior to the date hereof have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (D)      Each such Employee Benefit Plan which is an
Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Section 401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

                           (E)      The market value of assets under each such
Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                           (F)      The Company has delivered to Grace correct
and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  (ii) With respect to each Employee Benefit Plan that the Company, and the Controlled Group of Corporations which includes the Company maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                           (A)      No such Employee Benefit Plan which is an
Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of any of the Stockholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Company, threatened.

                           (B)      There have been no Prohibited Transactions
with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the Stockholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Company, threatened. None of the Stockholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Company has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                           (C)      The Company has not incurred, and none of
the Stockholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Company has any reason to expect that the Company will incur; any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                  (iii) Neither the Company nor the other members of the Controlled Group of Corporations that includes the Company contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                  (iv) The Company does not maintain, nor ever has maintained, nor contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefitsfor current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

         (y) Guaranties. The Company is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

         (z)      Environment, Health, and Safety.

                  (i) The Company and its Affiliates have complied in all material respects with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Company and its Affiliates have obtained and been in material compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and have complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                  (ii) The Company has no Liability (and the Company and its Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                  (iii) All properties and equipment used in the business of the Company and its Affiliates have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

         (aa) Certain Business Relationships With the Company. None of the Section Stockholders and their Affiliates has been involved in any business arrangement or relationship the Company within the past 12 months, and none of the Stockholders and their Affiliates owns any asset, tangible or intangible, which is used in and necessary for the business of the Company.

         (ab) Disclosure. The representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

5. Representations and Warranties of Stockholders. Each of the Stockholders, severally (and in proportion to their respective shares of the Merger Consideration) and not jointly, represents and warrants to Grace that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this

Agreement throughout this Section 5) with respect to himself or itself, except as set forth in Annex I attached hereto.

         (a) Organization of Certain Stockholders. If one or more of the Stockholders is a corporation, partnership or other business entity, such Stockholder is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization.

         (b) Authorization of Transaction. Each Stockholder has full power and authority (including, if one or more of the Stockholders is a corporation or other business entity, full corporate or other organizational power and authority) to execute and deliver this Agreement and to perform his, her or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Stockholder, enforceable in accordance with its terms and conditions. No Stockholder is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any Stockholder is subject or, if the Stockholder is a corporation, any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any Stockholder is a party or by which he or it is bound or to which any of his, her or its assets is subject.

         (d) Brokers' Fees. No Stockholder has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Grace could become liable or obligated.

         (e) Investment. Each Stockholder (i) understand that the Merger Consideration has not been, and, except as otherwise provided in the Registration Rights Agreement, will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Merger Consideration solely for his or its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning Grace and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Merger Consideration, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Merger Consideration, and (vi) is an Accredited Investor for the reasons set forth on Annex I. The Stockholders each agree to execute and deliver to Grace the Investment Letter, which each Stockholder acknowledges and agrees contains additional representations, warranties and covenants with respect to the Stockholder's holding of the Merger Consideration.

         (f) Capital Stock. Each Stockholder holds of record and owns beneficially the number of shares of capital stock of the Company set forth next to his, her or its name in Section 5(f) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. No Stockholder is a party to any option, warrant, purchase right, or other contract or commitment that could require any Stockholder to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). No Stockholder is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

6. Representations and Warranties of Grace. Grace and Merger Sub, jointly and severally, represent and warrant to the Stockholders that the statements contained in this Section 6 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 6), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 6.

         (a) Organization of Merger Sub and Grace. Merger Sub and Grace are each corporations duly organized, validly existing, and in good standing under the laws of the jurisdictions of their respective incorporation.

         (b) Authorization of Transaction. Each of Merger Sub and Grace has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of Merger Sub and Grace, enforceable in accordance with its terms and conditions.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the consummation of the Merger), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either Merger Sub or Grace is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either Merger Sub or Grace is a party or by which it is bound or to which any of its assets is subject. Neither Merger Sub nor Grace need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the consummation of the Merger).

         (d) Brokers' Fees. Neither Grace nor Merger Sub has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company or the Stockholders could become liable or obligated.

         (e) Capitalization; Merger Consideration. The authorized capital stock of Grace consists of 800,000,000 shares of Common Stock and 10,000,000 of preferred stock, no par value, (the "Preferred Stock"), of which 73,370,903 shares of Common Stock and no shares of Preferred Stock are issued and outstanding as of the date hereof. The shares of Common Stock constituting the Merger Consideration, when issued in accordance with the terms and conditions of this Agreement, will be validly issued, fully paid and nonassessable.

         (f) SEC Reports and Grace Financial Statements. Since September 28, 1999, Grace has filed with the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, statements and other documents, and amendments thereto, required to be filed by it through the date hereof, under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (such forms, reports, schedules, statements, amendments and other documents, to the extent filed and publicly available prior to the date of this Agreement, other than preliminary filings, are referred to as the "SEC Reports"). Except with respect to matters previously disclosed to the Stockholders in that certain letter from Grace dated January __, 2000, including all information and attachments incorporated therein by reference, (the "SEC Letter"), the SEC Reports, at the time filed, (i) did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable requirements of the Exchange Act. Except with respect to matters previously disclosed in the SEC Letter, the financial statements of Grace (including the related notes and schedules thereto) included in the SEC Reports (the "Grace Financial Statements") (A) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (B) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by the Instructions to Form 10-QSB promulgated by the SEC) and (C) fairly present (subject, in the case of the unaudited statements, to normal year-end adjustments) (a) the financial position of Grace, (b) the results of its operations and (c) cash flows, in each case, as of the dates thereof or for the period indicated, as the case may be. Except with respect to matters previously disclosed in the SEC Letter, since the date of the last SEC Report, there has been no material adverse change in the financial condition, operations or business of Grace.

7. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 8 below).

         (b) Notices and Consents. The Company will give any notices to third parties, and the Company will use its reasonable best efforts to obtain any third party consents, that Grace reasonably may request in connection with the matters referred to in Section 4(c) above. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 4(c) and Section 6(c) above.

         (c) Operation of Business. The Company will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Company will not (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) pay any amount to any third party with respect to any Liability or obligation (including any costs and expenses the Company or any Stockholder has incurred or may incur in connection with this Agreement and the transactions contemplated hereby, (iii) ______, or (iv) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(h) above.

         (d) Preservation of Business. The Company will maintain its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         (e) Full Access. The Company will permit representatives of Grace to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Company.

         (f) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 4, Section 5 and
Section 6 above.

         (g) Exclusivity. The Company will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Company (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Company will notify Grace immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

8. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

         (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under
Section 11 below). the Stockholders acknowledge and agree that from and after the Closing, Grace will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company.

         (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company or its predecessor, each of the other Parties will cooperate with the contesting or defending Party and his or its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 11 below).

         (c) Transition. None of the Stockholders will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company, Grace or any of its Subsidiaries after the Closing as it maintained with the Company prior to the Closing. Each of the Stockholders will refer all customer inquiries relating to the businesses of the Company to Grace or the Surviving Corporation from and after the Closing.

         (d) Confidentiality. Each of the Stockholders will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Grace or destroy, at the request and option of Grace, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any of the Stockholders is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Stockholder will notify Grace promptly of the request or requirement so that the Company or Grace may seek an appropriate protective order or waive compliance with the provisions of this Section 8(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Stockholders is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Stockholder may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Stockholder shall use his or its reasonable best efforts to obtain, at the reasonable request of the Grace, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Grace shall designate.

         (e) Covenant Not to Compete. For a period of five years from and after the Closing Date, none of the Stockholders will engage directly or indirectly in any business, which, or a substantial part of which, engages, within the United States of America, in the design of multiple self-replicating web sites; provided, however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         (f) Merger Consideration. Certificates representing the Merger Consideration will be imprinted with a legend substantially in the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RECOUPMENT AND INDEMNIFICATION PROVISIONS SET FORTH IN AN AGREEMENT AND PLAN OF MERGER DATED AS OF JANUARY __, 2000 (THE "AGREEMENT") AMONG THE ISSUER OF SHARES REPRESENTED BY THIS CERTIFICATE AND CERTAIN OTHER PERSONS. THIS CERTIFICATE WAS ORIGINALLY ISSUED ON JANUARY _, 2000, AND SUCH SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE AGREEMENT. THE ISSUER OF THIS CERTIFICATE WILL FURNISH A COPY OF THESE PROVISIONS TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST.

Each Stockholder desiring to transfer any of the Merger Consideration first must furnish Grace with (i) a written opinion reasonably satisfactory to Grace in form and substance from counsel reasonably satisfactory to Grace by reason of experience to the effect that the holder may transfer such shares as desired without registration under the Securities Act; (ii) a written undertaking executed by the desired transferee reasonably satisfactory to Grace in form and substance agreeing to be bound by the recoupment provisions and the restrictions on transfer contained herein and (iii) comply with any other applicable terms and conditions contained in the Investment Letter to which such Stockholder is a party.

         (g) Certain Guarantees. Following the Closing, Grace will use its reasonable best efforts to substitute itself for the guarantees listed on
Section 8(g) of the Disclosure Schedule. Grace agrees to hold each of the Stockholders harmless with respect to the obligations guaranteed by such Stockholders as listed in Section 8(g) of the Disclosure Schedule.

         (h) Note Repayment. Promptly following the Closing, Grace agrees to enter into agreements to purchase certain notes issued by the Subsidiary to Ray and Ms. Wendy Lewis.

9.       Conditions to Obligation to Close.

         (a) Conditions to Obligation of Grace. The obligation of Grace to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i)      the representations and warranties set forth in
Section 4 and Section 5 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Company and the Stockholders, as the case may be, shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) the Company and the Stockholders, as the case may be, shall have procured all of the third party consents specified in Section 7(b) above;

                  (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Grace to own the Company or to operate the businesses of the Company, or (D) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (v) the Company and the Stockholders shall have delivered to Grace a certificate to the effect that each of the conditions specified above in Section 9(a)(i)-(iv) is satisfied in all respects;

                  (vi) the Company and Grace shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 4(c) and Section 6(c) above;

                  (vii) Grace shall have received evidence in form and substance reasonably satisfactory to it, that certain employment agreements shall have been duly executed and delivered by the parties thereto;

                  (viii) Grace shall have received from counsel to the Company an opinion in form and substance as set forth in Exhibit B attached hereto, addressed to Grace, and dated as of the Closing Date;

                  (ix) Grace shall have received the resignations, effective as of the Closing, of each director and officer of the Company or any Subsidiary other than those whom Grace shall have specified in writing prior to the Closing;

                  (x) Grace shall have received satisfactory evidence of the cancellation of any deferred compensation or unreimbursed expenses owed by the Company or any Subsidiary to either of the Stockholders of Ms. Wendy Lewis; and

                  (xi) all actions to be taken by the Company in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Grace.

Grace may waive any condition specified in this Section 9(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of the Stockholders. The obligation the Stockholders to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i)      the representations and warranties set forth in
Section 6 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) Grace shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (iv) Grace shall have delivered to the Stockholders a certificate to the effect that each of the conditions specified above in Section 9(b)(i)-(iii) is satisfied in all respects;

                  (v) the Company and Grace shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 4(c) and Section 6(c) above;

                  (vi) the Stockholders shall have received from counsel to Grace an opinion in form and substance as set forth in Exhibit C attached hereto, addressed the Stockholders, and dated as of the Closing Date; and

                  (vii) all actions to be taken by Grace in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Stockholders.

The Stockholders may waive any condition specified in this Section 9(b) if it executes a writing so stating at or prior to the Closing.

10.      Termination.

         (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                  (i) Grace and the Stockholders may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) Grace may terminate this Agreement by giving written notice the Stockholders at any time prior to the Closing (A) in the event either the Company or the Stockholders has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Grace has notified the Company or the Stockholders, as the case may be, of the breach, and the breach has continued without cure for a period of 5 days after the notice of breach or (B) if the Closing shall not have occurred on or before January 31, 2000, by reason of the failure of any condition precedent under
Section 9(a) hereof (unless the failure results primarily from Grace itself breaching any representation, warranty, or covenant contained in this Agreement); and

                  (iii) the Stockholders may terminate this Agreement by giving written notice to Grace at any time prior to the Closing (A) in the event Grace has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Stockholders have notified Grace of the breach, and the breach has continued without cure for a period of 5 days after the notice of breach or (B) if the Closing shall not have occurred on or before January 31, 2000, by reason of the failure of any condition precedent under Section 9(b) hereof (unless the failure results primarily from the Company or the Stockholders themselves breaching any representation, warranty, or covenant contained in this Agreement).

         (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 10(a) above, except with respect to obligations of confidentiality, which shall survive any such termination, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

11.      Remedies for Breaches of This Agreement.

         (a) Survival of Representations and Warranties. All of the representations, warranties and covenants contained in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing). Such representations, warranties and covenants shall continue in full force and effect (i) forever thereafter (subject to any applicable statutes of limitations) with respect to the representations and warranties contained in
Section 4(a) - (d), (f), (g), (l), (x) and (z), and in Sections 5, 6 and the covenants contained herein and (ii) until June 30, 2001 with respect to the other representations and warranties contained in Section 4.

         (b)      Indemnification Provisions for Benefit of Grace.

                  (i) In the event the Company or Stockholders breach (or in the event any third party alleges facts that, if true, would mean the Company or the Stockholders have breached) any of their representations and warranties contained in this Agreement (other than the representations and warranties contained in Section 5 and any covenant contained in this Agreement, indemnification for breach of which shall be governed by Section 11(b)(ii) hereof), and, if there is an applicable survival period pursuant to Section 11(a) above, provided that Grace makes a written claim for indemnification pursuant to Section 12(h) below within such survival period, then the Stockholders agree, severally and not jointly, to indemnify Grace from and against the entirety of any Adverse Consequences that Grace may suffer through and after the date of the claim for indemnification (including any Adverse Consequences that Grace may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  (ii) In the event any of the Stockholders breaches (or in the event any third party alleges facts that, if true, would mean any of the Stockholders has breached) any of his or its representations and warranties contained in Section 5 or any covenant contained in this Agreement, and, if there is an applicable survival period pursuant to Section 11(a) above, provided that Grace makes a written claim for indemnification against the breaching Stockholder pursuant to Section 12(h) below within such survival period, then the breaching Stockholder agrees to indemnify Grace from and against the entirety of any Adverse Consequences that Grace may suffer through and after the date of the claim for indemnification (including any Adverse Consequences that Grace may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  (iii) The Stockholders, severally and not jointly, agree to indemnify Grace from and against the entirety of any Adverse Consequences that Grace may suffer resulting from, arising out of, relating to, in the nature of, or caused by:

                           (A)      any Liability of the Company or its
predecessors for unpaid Taxes with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date), to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet, or

                           (B)      any Liability of the Company for the unpaid
Taxes of any Person (other than the Company) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         (c) Indemnification Provisions for Benefit of the Stockholders. In the event Grace or Merger Sub breaches (or in the event any third party alleges facts that, if true, would mean that Grace or Merger Sub has breached) any of their respective representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 11(a) above, provided that any of the Stockholders makes a written claim for indemnification against Grace pursuant to Section 12(h) below within such survival period, then Grace agrees to indemnify each of the Stockholders from and against the entirety of any Adverse Consequences the Stockholders may suffer through and after the date of the claim for indemnification (including any Adverse

Consequences the Stockholders may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Stockholder may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

         (d)      Matters Involving Third Parties.

                  (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 11, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the lndemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 11(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (iv) In the event any of the conditions in Section 11(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying

Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 11.

         (e) Determination of Adverse Consequences. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Section 11. All indemnification payments under this Section 11 shall be deemed adjustments to the Purchase Price.

         (f) Recoupment Under Escrow Agreement. Grace shall have the option of recouping all or any part of any Adverse Consequences it may suffer (in lieu of seeking any other indemnification to which it is entitled under this Section
11) by notifying the Stockholders that Grace is satisfying any such claim by proceeding in accordance with the Escrow Agreement against the Escrow Shares.

         (g) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant. Each of the Stockholders hereby agrees that he or it will not make any claim for indemnification against Grace by reason of the fact that he or it was a director, officer, employee, or agent of the Company or its predecessor or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by Grace against such Stockholder (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

         (h) Limitation on Liability. Notwithstanding the foregoing, an Indemnifying Party shall not be obligated to indemnify an Indemnified Party for any Adverse Consequences suffered hereunder the aggregate value of which exceeds the aggregate Fair Market Value of the Merger Consideration as of the Closing Date.

12.      Miscellaneous.

         (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder as and to the extent provided in Section 11 hereof.

         (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

         (c) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, with respect to the matters contained herein.

         (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that Grace may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and
(ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Grace nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If Grace or Merger Sub:

                  1960 Chantilly Drive
                  Atlanta, Georgia  30324
                  Attention:  James Blanchard

                  Copy to:

                  Rogers & Hardin, LLP
                  2700 International Tower
                  229 Peachtree Street NE

                  Atlanta, Georgia  30303
                  Attention:  Michael Rosenzweig

                  If to the Company:

                  WebWizard, Inc.
                  650 Douglas Avenue, Suite 1020
                  Altamonte Springs, Florida 32714
                  Attention:  O.E. "Randy" Ray

                  Copy to:

                  Broad and Cassell
                  390 North Orange Avenue, Suite 1100
                  Orlando, Florida 32801
                  Attention: Douglas Starcher, Esq.

                  If to the Stockholders:

                  O.E. "Randy" Ray
                  650 Douglas Avenue, Suite 1020
                  Altamonte Springs, Florida 32714

                  John Cavanaugh
                  7034 Willow Creek Road
                  Eden Prairie, Minnesota 55344

                  Copy to:

                  Gray, Harris & Robinson, P.A.
                  201 East Pine Street, Suite 1200
                  Orlando, Florida 32801
                  Attention:  William Grimm, Esq.

                  Broad and Cassell
                  390 North Orange Avenue, Suite 1100
                  Orlando, Florida 32801
                  Attention:  Douglas Starcher, Esq.


Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia.

         (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Grace and the Stockholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Company agrees that it has not borne nor will it bear any of the costs and expenses of the Stockholders (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby. The Company also agrees that it has not paid any amount to any third party with respect to any of the costs and expenses of it or the Stockholders (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

         (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 11(p) below), in addition to any other remedy to which it may be entitled, at law or in equity.

         (p) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Atlanta, Georgia, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 11(h) above. Nothing in this Section 11(p), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

         (q) Tax Matters. Any agreement between the Company and any of its Affiliates regarding allocation or payment of Taxes or amounts in lieu of Taxes shall be deemed terminated at and as of the Closing. The Parties will (i) cooperate in the preparation and filing of an election under Code Section 338(h)(10) and (ii) take all such action as is required in order to give effect to the election for state, local, and foreign Tax purposes to the greatest extent permitted by law.

         (r) Employee Benefits Matters. [Grace will adopt and assume at and as of the Closing each of the Employee Benefit Plans that the Company maintains and each trust, insurance contract, annuity contract, or other funding arrangement that the Company has established with respect thereto. Grace will ensure that the Employee Benefit Plans treat employment with any of the Company and its Subsidiaries prior to the Closing Date the same as employment with any of Grace and its Subsidiaries from and after the Closing Date for purposes of eligibility, vesting, and benefit accrual. The Company will transfer (or cause the plan administrators to transfer) at and as of the Closing all of the corresponding assets associated with the Employee Benefit Plans that Grace is adopting and assuming. With respect to each

Multiemployer Plan, the Parties shall take all actions necessary to comply with the requirements of ERISA Section 4204.]


                                      *****

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                      AVANA MERGER SUB I, INC.



                                      By:
                                         --------------------------------------
                                      Title:
                                            -----------------------------------


                                      GRACE DEVELOPMENT, INC.



                                      By:
                                         --------------------------------------
                                      Title:
                                            -----------------------------------

                                      WEBWIZARD, INC.



                                      By:
                                         --------------------------------------
                                      Title:
                                            -----------------------------------

                                      STOCKHOLDERS:



                                      -----------------------------------------
                                                 O. E. "Randy" Ray



                                      -----------------------------------------
                                               John Cavanaugh

                                INDEX TO EXHIBITS



EXHIBIT A--HISTORICAL FINANCIAL STATEMENTS
EXHIBIT B--FORM OF OPINION OF COUNSEL TO THE COMPANY
EXHIBIT C--FORM OF OPINION OF COUNSEL TO GRACE
EXHIBIT D--FORM OF ESCROW AGREEMENT
EXHIBIT E - FORM OF INVESTMENT LETTER

                                    EXHIBIT A

                         HISTORICAL FINANCIAL STATEMENTS

                                                                       EXHIBIT A

                               WebWizard II, LLC
                                 Balance Sheet
                                 As of 11/15/99

                                     Assets

[CAPTION]

                               Current Assets
F1-Colonial Bank                                                    $   1,872.63
Accounts Receivable                                                    28,467.93
Total Current Assets                                                $  30,340.56
                                                                    ------------
Furniture                                                           $   2,387.87
Boat                                                                    7,500.00
Office Equipment & Fixtures                                            10,913.30
Telephone Equipment                                                    50,028.00
Personal Computers                                                      4,765.98
Network Hardware/Equipment                                             26,913.13
Printers/Scanners/Peripheral                                            4,444.37
Network Software                                                        7,638.55
Syndication Costs                                                      30,700.00
Organizational Costs                                                   12,500.00
Trademark                                                              20,000.00
Accumulated Depreciation                                                 (882.00)
Accumulated Amortization                                                 (239.00)
Total Fixed Assets                                                  $ 176,670.20
                                                                    ------------
Total Assets                                                        $ 207,010.76
                                                                    ============

                               Liabilities
Accounts Payable                                                    $ 140,955.45
Current Portion-W & R Lease                                            12,264.78
Accrued Sui & NTT                                                         (25.38)
Accrued Interest Payable                                                1,725.00
401 K deduction                                                            53.85
Total Current Liabilities                                           $ 154,973.70
                                                                    ------------

                               Long Term Liabilities
W & R Lease                                                         $  72,487.49
Investor Loans                                                        399,272.11
Total Long Term Liabilities                                          $471,759.60
                                                                    ------------

                               Stockholder's Equity
Additional Paid In Capital/RR                                       $     500.00
Additional Paid In Capital/JC                                             500.00
Retained Earnings                                                     (33,631.57)
Balance Sheet Net Income                                             (387,090.97)
Total Equity                                                        $(419,722.54)
                                                                    ------------
Total Liability & Equity                                            $ 207,010.76
                                                                    ============

                                WebWizard II LLC

                           Profit and Loss Statement
                          Period: 11/01/99 to 11/15/99

                                                              Reporting-period   Year-to-date
                                                                   amount           amount
                                                              ================   ============
                                                                  Revenue
                                                              ----------------   ------------
FEES                                                             $      .00      $  3,229.90
E-Mail Revenue                                                        20.00           200.00
Domaine Registration                                                 100.00         1,510.00
Hosting Fees                                                       4,093.77        22,938.47
License Fees                                                       1,500.00        60,348.00
Training Fees                                                           .00         1,000.00
                                                                 ==========      ===========
Total Sales                                                      $ 5,713.77      $ 59,226.37
                                                                 ----------      -----------
                                     Cost Of Goods Sold
JUNET/DOMAINE REG                                                $      .00      $ 34,020.54
                                                                 ----------      -----------
Total Cost of Goods Sold                                         $      .00      $ 34,020.54
                                                                 ----------      -----------
                                           Returns
Returns -- Credit                                                $      .00      $  1,770.18
Total Returns and Allowances                                     $      .00      $  1,770.18
                                                                 ----------      -----------
Gross Profit                                                     $ 5,713,77      $ 63,435.65
                                                                 ==========      ===========
                                     Operating Expenses
Wages                                                            $10,757.23      $274,949.00
NSF Return Charge -- Collected                                          .00           (25.00)
ER PR Tax/EE Benefits                                                811.09        20,054.67
Employer Futa-Suta Tax/Minnes                                         40.32         1,336.37
Futa/Suta/Fl Pr Taxes                                                136.11         1,801.87
Sign On -- Bonus Account                                                .00         7,500.00
Employer Health Ins Contributi                                     1,034.19         3,531.08
General Office Supplies                                              167.56         2,646.75
Misc R & M                                                              .00           100.54
Telephone Expense                                                       .00         6,189.37
Building Lease/Rents                                               5,149.04        37,833.87
Utilities                                                               .00         1,637.22
Equipment Rental/Lease                                                  .00           291.58
General Postage                                                         .00           350.00
Fed X/UPS/General Office                                                .00           714.00
Freight Charges                                                         .00           939.24
Air Travel                                                              .00        10,271.76
Auto Taxi                                                               .00         1,156.29
Meals                                                                   .00           738.30
?????                                                                   .00         7,200.90
Interview Expense                                                       .00           105.44
Executive Search Fees                                                   .00        13,750.00
Education/Training                                                      .00           999.00
Accounting Services                                                  780.16        17,909.96
Legal                                                                   .00        12,907.64
Taxes -- Tangible Personal Prop                                         .00            92.73
?????/Permits/Bonds                                                     .00           424.25
Outside Services                                                     222.56           797.38
Employee Relations                                                      .00            65.00
Reference Materials                                                     .00            97.85
Bank/Paychex charges                                                 116.35         1,633.62
Interest Expense/W&R Lease                                           683.64         4,383.30
Hosting Expense                                                         .00         4,129.00
Sales Materials/Mftg Expense                                            .00        13,573.56
Recruiting Advertisements                                               .00           440.00
                                                                 ----------      -----------
Total Operating Expense                                          $19,898.19      $450,526.62
                                                                 ----------      -----------
Net Income (Loss)                                               $(14,184.42)    $(387,090.97)
                                                                 ==========      ===========

                               WebWizard II, LLC
                                 BALANCE SHEET
                                 AS OF 12/31/98

                                        ASSETS

                                    CURRENT ASSETS
Fl -- Colonial Bank.........................................  $ 15,057.52
Total Current Assets........................................  $ 15,057.52
                                                              -----------
Furniture...................................................  $  7,500.00
Network Hardware/Equipment..................................     9,394.44
Network Software............................................       500.00
Trademark...................................................    20,000.00
Accumulated Depreciation....................................      (882.00)
Accumulated Amortization....................................      (239.00)

Total Fixed Assets..........................................  $ 36,273.44
                                                              -----------
Total Assets................................................  $ 51,330.96
                                                              ===========

                                     LIABILITIES
Accounts Payable............................................  $ 12,279.93
Accrued Interest Payable....................................     1,725.00
                                                              -----------
Total Current Liabilities...................................  $ 14,004.93

                                LONG TERM LIABILITIES
Notes Payable/Randy Ray.....................................  $ 69,957.60
Total Long Term Liabilities.................................  $ 69,957.60
                                                              -----------

                                 STOCKHOLDER'S EQUITY
Additional Paid In Capital/RR...............................  $    500.00
Additional Paid In Capital/JC...............................       500.00
Retained Earnings...........................................   (33,631.57)
Balance Sheet Net Income....................................          .00
Total Equity................................................  $(32,631.57)
                                                              -----------
Total Liability and Equity                                    $ 51,330.96
                                                              ===========

                               WebWizard II INC.
                                 Balance Sheet
                                 As of 12/31/99

                                     Assets

                                Current Assets
         FI- Colonial Bank                                 $ 15,057.52
         Total Current Assets                                15,057.52
                                                           -----------
         Network Hardware/Equipment                           9,394.44
         BOAT                                                 7,500.00
         Network Software                                       500.00
         Trademark                                           20,000.00
         Accumulated Depreciation                              (882.00)
         Accumulated Amortization                              (239.00)

         Total Fixed Assets                                $ 36,273.44
                                                           -----------
         Total Assets                                      $ 51,330.96
                                                           ===========

                                  Liabilities

         Accounts Payables                                 $ 12,314.08
         Accrued Interest Payable                             1,755.00
                                                           -----------
         Total Current Liabilities                         $ 14,039.08

                             Long Term Liabilities

         LP- Randy Ray                                     $ 27,750.00
         LP- W & R Investment                                42,207.60
         Total Long Term Liabilities                       $ 69,957.60
                                                           -----------

                              Stockholder's Equity

         Attitional Paid In Capital/RR                     $    500.00
         Additional Paid In Capital/JC                          500.00
         Balance Sheet Net Income                           (33,665.72)
         Total Equity                                      $(98,665.78)
                                                           -----------

         Total Liability & Equity                          $ 51,330.96
                                                           ===========

                               WeoWizard 11 LLC
                           Profit and Loss Statement

                          Period: 01/01/98 to 12/31/98




                                                              Reporting-period   Year-to-date
                                                                   amount           amount
                                                              ================   ============
                          Revenue
                                                                ------------     ------------
Total Sales                                                     $        .00     $        .00
                                                                ------------     ------------
                     Cost Of Goods Sold
                                                                ------------     ------------
Total Cost of Goods Sold                                        $        .00     $        .00
                                                                ------------     ------------
                          Returns
Total Returns and Allowances                                    $        .00     $        .00
                                                                ------------     ------------
Gross Profit                                                    $        .00     $        .00
                                                                ============     ============
                      Operating Expenses
Wages                                                           $  25,384.64        25,384.64
ER PR Tax/EE Benefits                                               1,941.89         1,341.85
Employer Futa-Suta Tax/Minnes                                         573.55           573.55
General Office Supplies                                               105.91          105.91]
On-Site Telephone                                                     394.81           394.81
Telephone Expenses                                                    165.44           165.44
Frt/Handling Credit                                                    10.50            10.50
Air Travel                                                          1,005.00         1,005.00
Meals                                                                 230.81           230.81
Lodging                                                               848.08           848.08
Licenses/Permits/Bonds                                                125.00           125.00
Outside Services                                                       34.15            34.15
Depreciation Expense                                                  882.00           882.00
Amortization Expense                                                  239.00           239.00
Interest Expense                                                    1,725.00         1,725.00
Total Operating Expense                                            33,665.72        33,665.72
                                                                ============     ============
Net Income (Loss)                                               $ (33,665.72)    $(333,665.72)

                                   EXHIBIT B

                   FORM OF OPINION TO COUNSEL TO THE COMPANY

                                    EXHIBIT B

                       FORM OF OPINION FOR COMPANY COUNSEL



1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

2. Each of the Company and the Stockholders has full corporate power and authority to execute and deliver the Agreement and to perform their respective obligations thereunder and to consummate the Merger and the other transactions contemplated in the Agreement. The execution and delivery of the Agreement by each of the Company and the Stockholders, and the performance by each of the Company and the Stockholders of their respective obligations thereunder and the consummation of the Merger and the other transactions provided for in the Agreement have been duly and validly authorized by all necessary corporate action on their respective parts. The Board of Directors of the Company and the Stockholders have approved the execution, delivery and performance of the Agreement and the consummation of the Merger and the other transactions contemplated therein. The Agreement has been duly executed and delivered by each of the Company and the Stockholders and, assuming due execution and delivery by the other parties to the Agreement, constitutes the valid and binding obligation of each of the Company and the Stockholders, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts granting equitable remedies.

3. The execution, delivery and performance of the Agreement, the consummation of the Merger and the other transactions contemplated by the Agreement and the fulfillment of and compliance with the terms and conditions of the Agreement do not and will not with the passing of time or giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Articles of Incorporation or Bylaws of the Company, (ii) any judgment, decree or order of any court or governmental authority or agency to which the Company is a party or by which the Company, any of its properties, or any shares of the capital stock of the Company is bound, (iii) any material contracts or obligations of the Company or (iv) any statute, law, regulation or rule applicable to the Company.

4. The authorized capital stock of the Company consists of 1,000 shares of common stock, no par value, of which 100 shares of common stock are issued and outstanding as of the date hereof. Each such share of common stock that is outstanding as of the date hereof is duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. There are no outstanding or authorized (i) options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock; (ii) stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company; or (iii) voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

5. To the knowledge of such counsel, no authorization, consent, approval of or qualification with any federal or state governmental authority is required for the execution, delivery or performance by the Company or any of the Stockholders of this Agreement, the Merger or the transactions contemplated by the Agreement.

6. To the knowledge of such counsel, except as set forth in the Disclosure Schedule, there are no suits, actions, claims proceedings or investigations pending or threatened against, relating to or involving the Company (or any of its officers or directors) before any court, arbitrator or administrative or governmental body.

7. Nothing has come to the attention of such counsel to cause such counsel to believe that any representation, warranty or covenant made by the Company or the Stockholders in the Agreement, the Disclosure Letter or any Exhibit attached thereto contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

                                    EXHIBIT C

                       FORM OF OPINION OF COUNSEL TO GRACE

                                    EXHIBIT C

                            FORM OF OPINION OF R & H


1. Merger Sub and Grace are each corporations duly organized, validly existing, and in good standing under the laws of the jurisdictions of their respective incorporation.

2. Each of Merger Sub and Grace has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of Merger Sub and Grace, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts granting equitable remedies.

3. To our knowledge, neither the execution and the delivery of the Agreement, nor the consummation of the transactions contemplated thereby (including the consummation of the Merger), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either Merger Sub or Grace is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Material Contract.

4. The authorized capital stock of Grace consists of 800,000,000 shares of Common Stock and 10,000,000 of preferred stock, no par value, (the "Preferred Stock"), of which, to our knowledge and subject to the information contained in the SEC Reports, 73,370,903 shares of Common Stock and no shares of Preferred Stock are issued and outstanding as of the date hereof. The shares of Common Stock constituting the Merger Consideration, when issued in accordance with the terms and conditions of this Agreement, will be validly issued, fully paid and nonassessable.

                                    EXHIBIT D

                            FORM OF ESCROW AGREEMENT

                                                                        EXHBIT D

                                ESCROW AGREEMENT

         This Escrow Agreement (the "Agreement") is made and entered into this 20th day of January, 2000 by and among Grace Development, Inc., a Colorado corporation ("Grace"), WebWizard, Inc., a Delaware corporation (the "Company"), O.E. "Randy" Ray, a resident of the State of Florida ("Ray"), John Cavanaugh, a resident of the State of Minnesota ("Cavanaugh", and together with Ray, the "Stockholders" and Rogers & Hardin, L.L.P. (the "Escrow Agent"), a Georgia limited liability partnership. Capitalized terms used herein that are not otherwise defined shall have the same meaning as defined in that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of January 20, 2000 by and between Grace, the Company, the Stockholders and Avana Acquisition Sub, Inc., a Georgia corporation.

                              W I T N E S S E T H:

         WHEREAS, Grace, the Company and the Stockholders are parties to the Merger Agreement pursuant to which a wholly-owned subsidiary of Grace has agreed to merge with and into the Company (the "Merger") with the Company as the Surviving Corporation;

         WHEREAS, in order to induce Grace to enter into the Merger Agreement, the Company and the Stockholders made certain representations, warranties and covenants and agreed that the Escrow Shares would be available to Grace to recoup all or any part of any Adverse Consequences suffered by Grace in breach thereof; and

         WHEREAS, pursuant to Section 3(a) of the Merger Agreement, the parties thereto have agreed that the Escrow Agent shall receive, hold and distribute the Escrow Shares in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

1.       ESCROW DEPOSIT.

         On the Closing Date, Grace shall deliver to the Escrow Agent the Escrow Shares to the Escrow Agent Trust Account described on Exhibit "A" attached hereto and incorporated herein 'by this reference (the "Escrow"). The Escrow Agent shall allocate the Escrow Shares to the Stockholders as follows: Ray - Twenty-Five Percent (25%) and Cavanaugh - Seventy-Five Percent (75%) (the "Proportionate Interests").

2.       DISTRIBUTION OF THE ESCROW SHARES TO THE STOCKHOLDERS.

         The Escrow Agent shall distribute any Escrow Shares remaining in escrow hereunder to the Stockholders on the later of (a) June 30, 2001 (the "Termination Date), provide , however, that if, on the Termination Date, there are any pending Adverse Consequences Claims (as hereinafter defined), the Escrow Agent shall continue to hold that number of the Escrow Shares equal to the aggregate Estimated Value (as hereinafter defined) of all such claims divided by the greater of the average Fair Market Value as used in the Merger Agreement to determine the Merger Consideration (the "Merger Consideration Fair Market Value") or the Fair Market Value of the Common Stock on the trading day immediately preceding the Termination Date, or (b) if, prior to the Termination Date, the Escrow Agent receives a notice from Grace that it has suffered Adverse Consequences under the Merger Agreement (such notice to contain a good faith estimate by Grace of the value of such claim (the "Estimated Value") and has made a claim against the Stockholders, either in respect of a breach of the representations and warranties contained in Section 4 of the Merger Agreement, or against an individual Stockholder in respect of any breach of Article 5 of the Agreement or any covenant contained therein (an "Affected Stockholder") (each an "Adverse Consequences Claim"), the date that the Escrow Agent receives a notice, signed by both Grace and the Stockholders or Affected Stockholder (as hereinafter defined), as the case may be, that all such Adverse Consequences Claim or Claims have been cured or satisfied. In the event cash is held by the Escrow Agent in lieu of part or all of the Escrow Shares, the Escrow Agent shall first continue to hold any cash in lieu of the Escrow Shares pertaining to a Stockholder up to the amount of the Stockholder's proportional amount of the Estimated Value.

4.       DISTRIBUTION OF THE ESCROW SHARES TO GRACE.

         Upon receipt of a notice signed by both Grace and the Stockholders or the Affected Stockholder (as the case may be) that an Adverse Consequences Claim shall be satisfied by distribution of all or a portion of the Escrow Shares or cash in lieu of part or all of the Escrow Shares, as the case may be, the Escrow Agent shall distribute to Grace the cash, if any, plus the number of Escrow Shares equal to the value of such Adverse Consequences Claim as provided in the notice with respect thereto with the number of Escrow Shares determined by dividing the portion of the value of the Adverse Consequences Claim remaining after the payment of cash, if any, by the greater of the Merger Consideration Fair Market Value or the Fair Market Value of the Common Stock on the trading day immediately preceding the date of such notice.

5.       ALLOCATION OF ESCROW SHARES.

         Upon distribution of Escrow Shares to Grace in respect of an Adverse Consequences Claim for which (a) the Stockholders are jointly liable, the Escrow Agent shall allocate such distribution to each Stockholder in accordance with their Proportionate Interests, or (b) only an Affected Stockholder is liable, the Escrow Agent shall allocate such distribution entirely to such Affected Stockholder.

3.       DUTIES OF THE ESCROW AGENT.

         The acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall fully govern and control with respect to the Escrow Agent's rights, duties, liabilities and immunities:

         (a) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document which the Escrow Agent believes in good faith emanates from one of the parties hereto, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein. The Escrow Agent is also relieved from the necessity of satisfying itself as to the authority of the persons executing this Agreement in a representative capacity.

         (b) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything that it may do or refrain from doing in connection herewith, except for its own gross negligence or willful misconduct.

         (c) The Escrow Agent shall have no duties except those set forth herein, and the Escrow Agent shall not be subject to, or obliged to recognize, any other agreement between, or direction or instruction of, any or all of the parties hereto. The Escrow Agent shall not be bound by any notice of a claim, demand or objection with respect to any of the Escrow, or any waiver, modification, termination or rescission of this Agreement, unless received by it in writing, and if its duties herein are affected, unless it shall have given its consent thereto.

         (d) The Escrow Agent's acceptance of the appointment as escrow agent hereunder shall not prevent it from representing any party hereto in any dispute over disbursement of, or conflicting claims to, any of the Escrow, or otherwise. If any dispute arises over disbursement of, or conflicting claims to, any of the Escrow, then unless both parties agree upon and direct the Escrow Agent to act in a specific manner, the Escrow Agent shall interplead such contested Escrow into a court of proper jurisdiction of its choosing, and thereupon the Escrow Agent shall be fully and completely discharged of its duties as escrow agent with respect to such contested Escrow.

         (e) The Escrow Agent shall provide the parties hereto with written notice at least five days before filing any action to determine the responsibilities of the Escrow Agent or the entitlement of either party to disbursement of the Escrow, in order to facilitate resolution of any such issues by the parties; provide, however, that the Escrow Agent shall not be required to give such notice if the Escrow Agent determines that any such delay could have an adverse effect on the value of the Escrow.

4.       INDEMNIFICATION AND EXPENSE REIMBURSEMENT OF THE ESCROW AGENT

                  Grace and the Stockholders jointly and severally agree to indemnify, defend and hold harmless the Escrow Agent from any and all costs, expenses, damages or liability of any kind whatsoever (excluding legal fees) arising by virtue of its services as escrow agent hereunder, except for liabilities due to the Escrow Agent's negligence or willful misconduct, and to reimburse the Escrow Agent for all reasonable costs and expenses incurred by the Escrow Agent in connection with the performance of its duties hereunder. As between Grace and the Stockholders, each agrees to bear 50% of such costs and expenses and to contribute (or reimburse the other party) its respective portion of such amounts incurred.

5.       NOTICE.

                  Unless otherwise expressly required hereby, all deliveries, notices, certificates and other communications required or permitted hereunder shall be in writing and shall be sufficiently given and shall be deemed given when transmitted by facsimile (transmission confirmed) or five days after mailing (except that mailed notices to the Escrow Agent shall be effective only when received by the Escrow Agent) when mailed, with proper postage prepaid, by registered or certified U.S. mail, return receipt requested addressed as follows:

          To the Escrow Agent:      Rogers & Hardin, L.L.P.
                                    2700 International Tower, Peachtree Center
                                    229 Peachtree Street, N.E.
                                    Atlanta, Georgia 30303
                                    Attention: Michael Rosenzweig, Esq.

          To the Company:           Web Wizard, Inc.
                                    650 Douglas Avenue, Suite 1020
                                    Altamonte Springs, Florida 32714

          With a copy to:           Broad and Cassell
                                    390 North Orange Avenue
                                    Suite I 100
                                    Orlando, Florida 32801
                                    Attention: Douglas Starcher, Esq.

          To Ray:                   0. E. "Randy" Ray
                                    650 Douglas Avenue, Suite 1020
                                    Altamonte Springs, Florida 32714

          With a copy to:           Gray, Harris & Robinson, P.A.
                                    201 East Pine Street, Suite 1200
                                    Orlando, Florida 32801
                                    Attention: William Grimm, Esq.

          To Cavanaugh:             John Cavanaugh
                                    7034 Willow Creek Road
                                    Eden Prairie, Minnesota 55344

          With a copy to:           Broad and Cassell
                                    390 North Orange Street
                                    Suite I 100
                                    Orlando, Florida 32801
                                    Attention: Douglas Starcher, Esq.

         To Grace:                  Grace Development, Inc.
                                    1690 Chantilly Drive
                                    Atlanta, Georgia 30324
                                    Attention: James Blanchard

         with a copy to:            Rogers & Hardin, L.L.P.
                                    2700 International Tower, Peachtree Center
                                    229 Peachtree Street, N.E.
                                    Atlanta, Georgia 30303
                                    Attention: Michael Rosenzweig, Esq.

         Any party may, by notice given hereunder, designate any future or different addresses to which subsequent notices, certificates and other communications shall be sent.

3.       APPLICABLE LAW.

         This Agreement shall be construed under and governed exclusively by the laws of the State of Georgia, without regard to its principles of conflicts of law.

4.       AMENDMENT.

         This Agreement may be amended or modified only in a writing signed by all parties hereto.

5.       ACKNOWLEDGEMENT OF RELATIONSHIP.

         The parties hereto acknowledge that the Escrow Agent serves as legal counsel to Grace in connection with certain matters, including these transactions, and agree that Escrow Agent's service as escrow agent hereunder shall in no way limit, restrict, impair or otherwise interfere with Escrow Agent's ability to represent Grace in any respect, including, without limitation, in connection with the transactions contemplated by the Merger Agreement. There are no representations, warranties, covenants, promises or agreements on the part of any party hereto to any other party hereto with respect to the matters set forth herein which are not explicitly set forth herein or in the Merger Agreement and the agreements contemplated therein.

6.       ASSIGNMENT AND BINDING EFFECT.

         No party may assign this Agreement or any interest herein without the prior written consent of the other parties hereto, and any purported assignment without such consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.       EXECUTION; COUNTERPARTS.

         This Agreement may be executed by facsimile, and it may be executed in two or more counterparts, each of which shall be an original but all of which shall constitute but one and the same agreement and shall become binding upon the parties when each party hereto has executed one or more counterparts.

8. RIGHT TO SELL ESCROW SHARES; DIVIDENDS AND PROXIES WITH RESPECT TO THE ESCROW SHARES.

         Each Stockholder shall have the right to sell all or part of the Escrow Shares pertaining to such Stockholder, provided the Stockholder otherwise has the right to sell such shares, with the proceeds after applicable commissions to be held in this Escrow in lieu of such Escrow Shares for the Stockholder. Any dividends or shares received on account of the Escrow Shares shall be held in Escrow pending disposition of the Escrow Shares according to this Agreement. While the Escrow Shares are in Escrow, the Stockholders shall have the right to exercise any and all voting and consensual rights and powers with respect to the portion of the escrow Shares applicable to each Stockholder.

         IN WITNESS WHEREOF, Escrow Agent, Grace, the Company and the Stockholders have each caused this Agreement to be executed and have delivered this Agreement as of the date and year first written above.

ROGERS & HARDIN, LL.P.



By:
   ----------------------------------
Michael Rosenzweig, a Partner



GRACE DEVELOPMENT, INC.

By:
   ----------------------------------
   Its:



WEBWIZARD, INC.

By:
   ----------------------------------
      Its:



THE STOCKHOLDERS




-------------------------------------
O.E. "Randy" Ray




-------------------------------------
John Cavanaugh

                                   EXHIBIT E

                           FORM OF INVESTMENT LETTER

EXHIBIT E


                                January __, 2000


Board of Directors of
Grace Development, Inc.
1690 Chantilly Drive
Atlanta, Georgia 30324


To whom it may concern:

         Reference is made to that certain Agreement and Plan of Merger dated as of January 20, 2000 (the "Merger Agreement") pursuant to which a wholly-owned subsidiary (the "Merger Sub") of Grace Development, Inc., a Colorado corporation (the "Corporation"), merged with and into WebWizard, Inc., a Delaware corporation (the "Company"). Capitalized terms used herein that are not otherwise defined herein shall have the same meaning as in the Merger Agreement. As used herein the term "Merger Agreement" shall mean the Merger Agreement and any documents or agreements ancillary thereto. Pursuant to the terms and conditions of the Merger Agreement, I will be issued _____ shares (the "Shares") of the common stock, $.01 par value per share (the "Common Stock"), of the Corporation. In consideration of the Corporation's issuance of the Shares to me upon the terms and conditions set forth herein and in the Merger Agreement, I hereby represent, warrant and agree as follows:

         1. I have sufficient knowledge and experience in financial and business matters to be able to evaluate the risks and merits of the investment represented by the purchase of the Shares.

         2. I am aware that the business of the Corporation involves significant and material economic variables and risks that could adversely affect my investment in the Shares.

         3. I am able to bear the economic risks of such investment, including the risk of losing all of such investment, and I have no need for liquidity with respect to such investment.

         4. I am over twenty-one years of age (or the age of majority in my jurisdiction of residence).

         5. I understand that no prospectus, offering circular or other offering statement containing information with respect to the Corporation and the Shares or with respect to the Corporation's business is being issued and I have made my own inquiry and analysis with

Board of Directors of
Grace Development, Inc.
January _,2000
Page 2


respect to the Corporation, the Shares, the Corporation's business and other material factors affecting the investment in the Shares.

         6. The Shares were not offered to me by means of publicly disseminated advertisements or sales literature, or as a part of a general solicitation, nor am I aware of any offers made to other persons by such means.

         7. I acknowledge that I have either been supplied with or have had access to information to which a reasonable investor would attach significance in making investment decisions, including, without limitation, the SEC Letter, and I have had the opportunity to ask questions and receive answers from knowledgeable individuals concerning the Corporation, its business and the Shares so that as a reasonable investor, I have been able to make an informed decision to purchase the Shares. In determining to proceed with this investment, I have relied solely on the results of my own independent investigation with respect to the Shares, the Corporation and upon the representations and statements of the Corporation set forth herein. Such representations and statements by the Corporation constitute the sole and exclusive representations, warranties, covenants and statements of the Corporation and its officers, directors, shareholders and other affiliates to me in connection with this investment, and I understand, acknowledge and agree that all other representations, warranties, covenants and statements of any kind or nature, whether oral or contained in any writing other than this Agreement or the Merger Agreement are specifically disclaimed by the Corporation.

         8. I understand that the Shares (a) are not being registered (or, with respect to state securities or Blue Sky laws, otherwise qualified for sale) under the Securities Act of 1933, as amended (the "Act"), or under the securities or Blue Sky laws and regulations of any state including, without limitation, Section 10-5-5 of the Georgia Securities Act of 1973, in reliance upon exemptions from registration, (b) will not be traded in any securities market, (c) will not be readily marketable, and (d) cannot be sold, transferred or otherwise disposed of unless subsequently registered under the Act and applicable state securities or Blue Sky laws or pursuant to an exemption from such registration which is available at the time of desired sale, and will bear a legend to that effect.

         9. I am an "accredited investor" as defined in Rule 501(a) of Regulation D, promulgated under the Act.

         10. I am purchasing the Shares for my own account and not with a view to resale or other distribution thereof inconsistent with or in violation of the federal securities laws or the securities or Blue Sky laws of any state. I am purchasing the Shares for my own account with my own funds and not for the account of any other person or entity or with the funds of any other person or entity. Upon the acceptance of the subscription by the Corporation, no other person or entity will have any interest, beneficial or otherwise, in the Shares for which I am subscribing except for me. I am not obligated to transfer the Shares or any portion thereof to any other person or entity nor do I have any agreement or understanding to do so.

Board of Directors of
Grace Development, Inc.
January _,2000
Page 3


         11. I am aware that the Corporation will be under no obligation to register the Shares, or any portion thereof, or to comply with any exemption available for the offer or sale of the Shares, or any portion thereof, without registration, and that the information and conditions necessary to permit routine sales of the Shares, or any portion thereof, under Rule 144 of the Act may not become available at a time that I wish to transfer part or all of the Shares.

         12. I acknowledge and agree that I may not, directly or indirectly, sell, assign, pledge, give, subject to lien or security interest or otherwise dispose of or encumber (collectively, "Transfer") any of the Shares except as expressly permitted by the Corporation. I will, prior to making any Transfer of any Shares (other than a Transfer to the Corporation) (i) give written notice to the Corporation describing the manner of such proposed disposition in reasonable detail and (ii) deliver to the Corporation an opinion of counsel acceptable to the Corporation to the effect that neither the sale nor the proposed transfer will result in any violation of applicable state securities laws, the Act or the securities law of any other jurisdiction.

         13. I have considered the following risks, among others, in making this investment:

             i) There are a number of companies that currently compete with the Corporation. Many of these companies have far greater capital, marketing and other resources than the Corporation. Furthermore, there can be no assurance that these or other companies or firms will not develop new or enhanced products that are more effective than any that have been or may be developed by the Corporation.

             ii) The markets for telecommunications equipment and services are subject to rapid technological change. As more technologically advanced platforms for such products emerge, the Corporation may be required to alter the design, production and delivery of is products and services in a way in which it is incapable of doing.

             iii) The Corporation's targeted customers may not accept the Corporation as an alternative provider of local telecommunications products and related services. On the other hand, general acceptance of such a system may encourage competition by companies or firms with greater resources to develop, sell and service their products and service offerings.

             v) The Corporation has previously provided me with the following documents:

                  (a) The Corporation's Current Report on Form 8-K dated September 28, 1999, as amended on October 13, 1999, November 5, 1999, November 16, 1999, December 8, 1999, December 21, 1999 and December 28, 1999, and January 21, 2000;

Board of Directors of
Grace Development, Inc.
January _,2000
Page 4


                  (b) The Corporation's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999, as amended on December 28, 1999;

                  (c) The Corporation's Information Statement filed pursuant to Rule 14f-1 of the Securities Exchange Act of 1934, as amended, September 7, 1999, and October 7, 1999; and

                  (d)      The SEC Letter.

         14. I confirm that I have been advised that I should rely on my own professional accounting, tax, legal and financial advisors with respect to an investment in the Corporation and a purchase of the Shares, and obtain, to the extent I deem necessary, such professional advice with respect to the risks inherent in an investment in the Shares and the suitability of an investment in the Shares in light of my financial condition and investment needs.

         15. I shall indemnify and hold harmless the Corporation, its officers, directors and employees and any of its professional advisors, from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees, to which they may become subject or which they may incur by reason of or in connection with any misrepresentation I have made herein, any breach of any of my representations or warranties made herein, or my failure to fulfill any of my covenants or agreements herein.

         16. The information about the Corporation which has been disclosed to me in connection with my purchase of the Shares is deemed to be "Confidential Information" of the Corporation and I represent and warrant to, and hereby agree with, the Corporation, that unless the Corporation has consented in writing to the contrary, I will not disclose such Confidential Information to others or use any part of such Confidential Information that has been disclosed to me, except any part thereof (i) which may be in the public domain other than through improper disclosure by me or (ii) which may be independently disclosed to me by any third party not itself in a confidential relationship with the Corporation or (iii) which may already be in my possession (otherwise than through disclosure by the Corporation or by any third party that is in a confidential relationship with the Corporation) or (iv) which I may be required to disclose by order of a court or administrative agency having competent jurisdiction; provided, however, that this paragraph shall be terminated and be of no force or effect with respect to any such Confidential Information upon such Confidential Information becoming a part of the public domain through action by anyone other than me.

         17. I agree that this agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. This agreement may only be amended by a writing executed by all the parties hereto.

         18. I agree that this agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to its principles of conflicts-of-laws.

Board of Directors of
Grace Development, Inc.
January _,2000
Page 5


         19. The agreements, representations and warranties made herein extend to and apply to all of the Shares. The acceptance by me of the certificate representing the Shares shall constitute my confirmation that all agreements and representations made herein shall be true and correct at such time.

         Dated as of the ___ day of January, 2000.


                                            SUBSCRIBER


----------------------                      ------------------------------
Witness                                     [Name]
                                            ------------------------------
                                            [Address]



AGREED TO AND ACCEPTED:

GRACE DEVELOPMENT, INC.


By:
   ----------------------------



Date:  January __, 2000